                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 17, 2000 on the financial statements of Fortis Benefits Insurance Company and our report dated March 29, 2000 on the financial statements of Fortis Benefits Insurance Company Variable Account D in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-43886) and related Prospectus and Statement of Additional Information of Fortis Benefits Insurance Company for the registration of flexible premium deferred variable annuity contracts.


/s/ Ernst & Young LLP


Minneapolis, Minnesota
April 16, 2001